Exhibit 99.1

GCP Applied Technologies Announces Leadership Transition

Randall S. Dearth Appointed as CEO

Gregory E. Poling Named Executive Chairman

Elizabeth Mora Named Lead Independent Director

CAMBRIDGE, Mass., July 1, 2019 – The Board of Directors of GCP Applied Technologies Inc. (NYSE:GCP) (“GCP”), a leading global provider of construction products technologies, announced today a leadership transition plan that supports the Board’s commitment to executing the Company’s existing strategic and financial plan while remaining open to other opportunities that deliver value to GCP shareholders.

Randall S. Dearth, our President and Chief Operating Officer, has been appointed Chief Executive Officer and a member of the Board, effective August 1, 2019. Randy’s appointment is the culmination of the Board’s ongoing long-term succession planning process. Since joining GCP in September 2018, Randy has ably led all commercial, manufacturing and supply chain operations for the Company. Randy’s exceptional performance since joining GCP, as well as his strong track record as CEO of Calgon Carbon Corporation, ultimately culminating in the successful sale of the Company, and as a senior executive at LANXESS and Bayer, gives the Board confidence that he is the right person to lead GCP during this transformational time.

Gregory E. Poling will be assuming the role of Executive Chairman, with a particular focus on ongoing evaluation of strategic opportunities. The Company will continue to benefit from Greg’s 40 years of experience, including the successful launch of GCP as an independent public company as well as his deep knowledge of our sector, in transitioning GCP into its next successful stage of growth.

“GCP is fortunate to have a leader of Randy’s caliber at the helm as we continue to transform our Company,” said Poling. “Working with Randy has been a pleasure, and I am delighted that we will continue to collaborate in my new role as Executive Chairman of the Board. I am confident that under Randy’s leadership GCP will be well-positioned to execute on our strategy as we evaluate new opportunities for the Company’s bright future.”

“I am both excited and humbled by the opportunity to serve as CEO of GCP and will continue to work diligently to increase the Company’s value for all stakeholders,” said Dearth. “Since I joined the Company, I have been consistently impressed by our talented team and differentiated products, which together have made GCP a leader in high value segments of the growing global construction market. I am also pleased that GCP will continue to benefit from Greg’s experience at the Company as well as his deep knowledge of our sector.”

Elizabeth Mora will be assuming the role of Lead Independent Director. GCP’s Board of Directors believes Ms. Mora will add real value as an ombudsman for the Company’s outside directors and help to ensure the most effective operation of the Board.

Finally, we are announcing that Ronald Cambre, our current Chairman, will retire from our Board effective August 1, 2019. Ron has served on the Board since our separation from W.R. Grace & Co., where he had previously served as a director, and has been a tremendous supporter of the Company.

Poling added, “I would like to thank Ron for his service and dedication to GCP. His considerable business acumen and experience have added significant value to the Company. We wish him the best in his retirement.”

About GCP Applied Technologies

GCP Applied Technologies is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Forward-Looking Statements

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates”, “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology; and cost reduction initiatives. GCP is subject to various risks and uncertainties that could cause its actual results to differ materially from those contained in forward-looking statements, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; new product introductions and other growth initiatives; acquisitions and divestitures of assets; GCP’s outstanding indebtedness, including debt covenants and interest rate exposure; GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships, including with customers and suppliers; employee retention; and compliance with environmental laws. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which have been filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Investor Relations

Joseph DeCristofaro

T +1 617.498.2616

investors@gcpat.com